EXHIBIT 99.1
                                                                    ------------

SUTRON POSTS HIGHER FIRST QUARTER PROFIT AND REVENUE

MAY 7, 2008, STERLING, VA...Sutron Corporation (NASDAQ: STRN), a leading provider of hydrological, meteorological and oceanic monitoring products, systems and services, today announced it achieved an increase in net income for the first quarter ended March 31, 2008 to $246,917 or $.05 per share compared to net income of $38,972 or $.01 per share for the same quarter last year. Revenues for the first quarter ended March 31, 2008 increased 21% to $3,819,048 compared to $3,146,744 in the first quarter of 2007. Backlog at March 31, 2008 was $9,540,000, a 33% increase over March 31, 2007.

Commenting on the results, Raul McQuivey, Sutron's Chairman and Chief Executive Officer said, "We are pleased with our first quarter results that show top-line improvement, coupled with higher gross margins and higher net income in what is historically the slowest quarter of the year. Our improvement in profit was driven this quarter by higher revenues and higher gross margins which increased to 39% from 36% last year. Our 21% increase in revenues was driven by increased contract revenue relating to work performed on our project in Afghanistan with the Ministry of Energy and Water to provide 174 hydrological monitoring stations, an Airport Weather Observation System (AWOS) shipment of approximately $266,000 to Southern Airport Authority of Vietnam and increased revenues from our Sutron India operations. The improvement in our gross margins was primarily due to a reduction in parts costs due to purchasing efficiencies and to improvement in the operations of our Hydrological Services Division based in Florida. Also contributing to our profit improvement was higher interest income. Selling, general and administrative expenses increased 3% to $1,172,056 in the first quarter of 2008 from $1,134,466 in the year-earlier period. The increase in selling, general and administrative expenses was primarily due to SOX 404 consulting fees and increased audit expenses."

Headquartered in Sterling, Virginia, Sutron designs, manufactures and sells hydrological, meteorological and oceanic monitoring products, systems and services to a diversified customer base of federal, state, local and foreign governments, engineering companies, universities and hydropower companies. Sutron is a project driven business and the Company's quarterly results may fluctuate substantially based upon large contract awards that are difficult to project in terms of timing and may be delayed due to the differing time frames in securing government approvals.

SHAREHOLDER MEETING
-------------------

The Annual Meeting of Shareholders of Sutron Corporation will be held on Wednesday, May 14, 2008, at 1:30 p.m., at the principal executive offices of the Company, 21300 Ridgetop Circle, Sterling, Virginia 20166. Shareholders and other interested parties are invited to attend. Time will be allotted for questions after the meeting.

SAFE HARBOR STATEMENT
---------------------

The statements in this press release that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements include without limitation any statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings with the SEC, including the disclosure under the heading "Business" and "Management's Discussion and Analysis" in the Company's Annual Report on Form 10-KSB filed on March 31, 2008. We are under no obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.


                      SUTRON CORPORATION FINANCIAL SUMMARY
                                   (UNAUDITED)

                                                       FOR THE THREE MONTHS
                                                          ENDED MARCH 31,
HIGHLIGHTS OF OPERATING RESULTS                        2008            2007
--------------------------------------------------------------------------------

Revenues                                           $ 3,819,048      $ 3,146,744
Cost of sales                                        2,324,396        2,006,703
                                                   ----------------------------
Gross profit                                         1,494,652        1,140,041
Operating expenses                                   1,172,056        1,134,466
                                                   ----------------------------
Operating income                                       322,596            5,575
Interest income                                         40,321           22,397
                                                   ----------------------------
Income before income taxes                             362,917           27,972
Income tax expense (benefit)                           116,000          (11,000)
                                                   ----------------------------
Net income                                           $ 246,917         $ 38,972
                                                   ============================
PER SHARE AMOUNTS:

Basic income per share                                    $.05             $.01
                                                   ============================
Diluted income per share                                  $.05             $.01
                                                   ============================

                                                     MARCH 31,      DECEMBER 31,
CONDENSED BALANCE SHEETS                               2008             2007
--------------------------------------------------------------------------------
ASSETS

Current Assets:

  Cash and cash equivalents                        $ 4,982,822      $ 5,299,904
  Restricted cash and cash equivalents                 172,351          134,241
  Accounts Receivable, net                           3,348,526        3,614,532
  Inventory, net                                     4,603,976        4,114,014
  Other current assets                                 815,806          789,754
                                                   -----------      -----------
Total Current Assets                                13,923,481       13,952,445
Property, Plant and Equipment, net                     520,844          579,282
Other Assets                                            98,172           99,308
                                                   -----------      -----------
Total Assets                                       $14,542,497      $14,631,035
                                                   ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

  Notes payable                                    $    23,725      $    38,381
  Accounts Payable and other current liabilities     2,024,550        2,350,514
                                                   -----------      -----------
Total Current Liabilities                            2,048,275        2,388,895
Long-term notes payable                                  1,296            2,075
Other long-term liabilities                             72,000           84,000
                                                   -----------      -----------
Total Liabilities                                    2,121,571        2,474,970
Stockholders' Equity                                12,420,926       12,156,065
                                                   -----------      -----------
Total Liabilities and Stockholders' Equity         $14,542,497      $14,631,035
                                                   ===========      ===========